UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 25, 2014

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

HomeStreet, Inc. is hereby furnishing a fourth quarter 2013 slide presentation that executive management intends to use from time to time in meetings with institutional investors and industry analysts. The slide presentation is included as Exhibit 99.1 to this report and will be available on HomeStreet's investor relations web site at http://ir.homestreet.com. The presentation includes forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules under each of those statutes. Please refer to the registrant’s most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 7, 2013, and our other filings made from time to time with the Securities and Exchange Commission for a list of risk factors and cautionary statements about facts, circumstances, conditions and risks that may cause us to deviate from the expectations set forth in this presentation.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
Exhibit 99.1    HomeStreet, Inc. fourth quarter 2013 slide presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 25, 2014.

HomeStreet, Inc.
By: /s/ Cory D. Stewart
Cory D. Stewart
Executive Vice President and
Chief Accounting Officer